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                                                                     EXHIBIT 24

                              AAF-MCQUAY INC.
                             POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned Directors of AAF-McQuay Inc. hereby constitutes and appoints Ho Nyuk Choy, Bruce D. Krueger and either of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in any of said agents and attorneys-in-fact, to sign for the undersigned in their respective names as Directors of AAF-McQuay Inc., the Annual Report on Form 10-K, and any and all further amendments to said Report, hereby ratifying and confirming all acts taken by any such agent and attorney-in-fact, as herein authorized.

Dated:  September 19, 2000



/s/ Quek Leng Chan                      /s/ Ho Nyuk Choy
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Quek Leng Chan                          Ho Nyuk Choy


/s/ Roger Tan Kim Hock                  /s/ Liu Wan Min
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Roger Tam Kim Hock                      Liu Wan Min


                                        /s/ Gerald L. Boehrs
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                                        Gerald L. Boehrs